Exhibit 99.1

Company Contact — Jim Dorsey
BioClinica, Inc.
267-757-3040

Investor Contact — Linda Decker
Financial Media — Bill Gordon
Porter, LeVay & Rose, Inc. 212-564-4700

Trade Media Contact — Beth Nestlerode
Diccicco Battista Communications
215-957-0300
FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
— Conference Call Today at 11:00 A.M. EST — -
NEWTOWN, PA, May 5, 2010 — BioClinica™, Inc. (NASDAQ: BIOC), a global provider of clinical trial management services, today announced its financial results for the first quarter ended March 31, 2010.
Financial highlights for the quarter ended March 31, 2010 include:
•	Service revenues were $14,746,000 as compared with $14,475,000 for the same period 2009.

•	Backlog was $99.7 million as of March 31, 2010, as compared with $93.3 million as of March 31, 2009.

•	Non-GAAP income from operations was $1,748,000 as compared with $1,577,000 for the same period 2009.

•	GAAP income from operations was $1,167,000 as compared with $1,222,000 for the same period 2009.

•	Non-GAAP net income was $1,065,000, or $0.07 per fully diluted share, as compared with $1,010,000, or $0.07 per fully diluted share, for the same period 2009.

•	GAAP net income was $711,000, or $0.05 per fully diluted share, as compared with $786,000, or $0.05 per fully diluted share, for the same period 2009.
In addition, the Company reported several milestones in its growth strategy, including:
•	The acquisition of TranSenda International, including its Office-Smart Clinical Trial Manager (“CTMS”) and Office-Smart Clinical Payment Manager, each designed to take full advantage of the powerful Microsoft Office tools and based on native interoperability with the Microsoft SharePoint System.

•	The launch of BioClinica WebSend and WebView which provide best-in-class regulatory compliant electronic image transport solutions for its medical image management clients worldwide.

•	The signing of a multi-year “end-to-end” clinical data management outsourcing agreement with Cephalon, Inc.

•	The launch of BioClinica Optimizer, a leading product in the field of clinical supply chain forecasting and optimization, with four of the top ten pharmaceutical companies among its clients.

•	Reaching the final development stages of its Trident IVR/IWR, the next generation of Interactive Voice Response/ Interactive Web Response (“IVR/IWR”) software.
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Mark Weinstein, CEO of BioClinica said, “These milestones and initiatives provide us the opportunity to sell individual best of breed “point solutions” as well as create opportunities for cross-selling integrated clinical trial solutions.”
He continued, “The acquisition of TranSenda represents an important advancement in the execution of our comprehensive eClinical solutions strategy. TranSenda’s CTMS solutions are an important part of our Microsoft Office and SharePoint enabled delivery vision, and provide a real-time window on the vital metrics managers need to oversee efficient clinical trials. We are excited about this acquisition, the company’s relationship with Microsoft, and the ways in which it further expands our footprint in the eClinical services industry.”
“The multi-year outsourcing agreement with Cephalon, under which we will be providing “end-to-end” clinical data management services to Cephalon’s global clinical trial operations, was another significant milestone. With the pharmaceutical industry trending towards more creative outsourcing agreements, this innovative and logical approach has already led to discussions with other companies interested in benefiting from similar arrangements,” he added.
“BioClinica Optimizer, (formerly Tourtellotte Solutions tcVisualize), which we launched this quarter, offers our clients clinical supply chain forecasting with the most sophisticated simulation and optimization technology available, and its importance is underscored by the fact that currently four of the top ten pharmaceutical companies use this product. In addition, we are in the final stages of completing our Trident IVR/IWR and are excited about its launch during the second half of this year. We believe the Trident IVR/IWR is the next-generation integrated voice/web response solution that the market is seeking, and our clients seem to agree,” he said.
Mr. Weinstein continued, “Further, BioClinica WebSend and WebView, formerly CardioNow, which we acquired from Agfa HealthCare, are proven and established solutions for managing the electronic sharing, blinding, tracking, archiving and analysis of medical images for clinical trials worldwide.”
Mr. Weinstein concluded, “With industry trends showing renewed strength and the continued refinement and additions to our suite of clinical trial services, we remain on track to achieve our previously stated financial estimates. We reiterate our previous full-year 2010 service revenue to be in the range of $61 to $65 million and non-GAAP EPS to be in the range of $0.33 to $0.37 per share, including the financial impact of the TranSenda acquisition. We have revised our GAAP EPS to be in the range of $0.23 to $0.27 per share from $0.25 to $0.29 per share, due to transaction expenses and amortization of intangible assets related to the TranSenda acquisition.”
Conference Call Information
Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 360; Replay ID# 349492. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
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Non-GAAP Financial Information
BioClinica is providing information on 2010 and 2009 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, Microsoft Office-Smart clinical trial management, and clinical supply chain forecasting and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 20 years of experience and over 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.
- FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended
	03/31/10	03/31/09

Service revenues	14,746	14,475
Reimbursement revenues	3,358	2,595

Total revenues	$18,104	$17,070

Costs and expenses:
Cost of service revenues	8,951	9,061
Cost of reimbursement revenues	3,358	2,595
Sales & marketing expenses	2,210	2,156
General & admin. expenses	2,072	1,917
Amortization of intangible assets related to acquisitions	141	119
Mergers & acquisition related costs	205	—

Total cost and expenses	16,937	15,848

Income from operations	1,167	1,222
Interest income (expense) — net	3	20

Income before income tax	1,170	1,242
Income tax provision	459	456

Net income	711	786

Basic earnings per share	$0.05	$0.05

Weighted average number of shares — basic	14,545	14,341

Diluted earnings per share	$0.05	$0.05

Weighted average number of shares — diluted	15,382	15,085
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BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended
	3/31/10	3/31/09

GAAP income from operations	1,167	1,222
Stock-based compensation*	235	236
Amortization of intangible assets related to acquisitions	141	119
Merger & acquisition related costs	205	—

Non-GAAP income from operations	1,748	1,577

GAAP net income	711	786
Stock-based compensation, net of taxes	143	149
Amortization of intangible assets related to acquisitions, net of taxes	86	75
M&A related cost, net of taxes	125	—

Non-GAAP net income	1,065	1,010

GAAP diluted earnings per share	$0.05	$0.05

Non-GAAP diluted earnings per share:	$0.07	$0.07

* Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	91	91
Sales and marketing expenses	10	10
General and admin. expenses	134	135

Total stock-based compensation	235	236

(1)	This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three months ended March 31, 2010 and 2009. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.
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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$13,469	$14,570
Accounts receivable, net	10,107	10,966
Prepaid expenses and other current assets	1,963	1,869
Deferred income taxes	2,970	3,370

Total current assets	28,509	30,775
Property & equipment, net	11,118	9,040
Intangibles, net	2,928	1,969
Goodwill	34,327	32,933
Deferred income taxes	35	—
Other assets	621	620

Total assets	$77,538	$75,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,229	$3,899
Accrued expenses and other current liabilities	3,787	4,134
Deferred revenue	13,031	14,256
Current liability for acquisition earn-out	1,220	1,184

Total current liabilities	22,267	23,473
Long-term liability for acquisition earn-out	1,715	1,657
Deferred income taxes	1,034	1,167
Other liability	586	505

Total liabilities	25,602	26,802

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	45,871	43,104
Contingent consideration	1,309	1,309
Retained earnings	4,750	4,039
Accumulated other comprehensive income	2	79

Total stockholders’ equity	51,936	48,535

Total liabilities & stockholders’ equity	$77,538	$75,337

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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Three Months Ended
	03/31/10	03/31/09
Cash flows from operating activities:
Net income	711	786
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	728	486
Provision for deferred income taxes	163	854
Accretion of acquisition earn-out	94	—
Bad debt recovery	(9)	(11)
Stock based compensation expense	235	204
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,246	2,268
(Increase) decrease in prepaid expenses and other current assets	(168)	268
Decrease in other assets	11	90
Decrease in accounts payable	(153)	(365)
Decrease in accrued expenses and other current liabilities	(624)	(2,287)
Decrease in deferred revenue	(1,218)	(1,723)
Increase (decrease) in other liabilities	122	(1)

Net cash provided by operating activities	$1,138	$569

Cash flows from investing activities:
Purchases of property and equipment	(2,255)	(397)
Net cash received for sale of assets of discontinued operations	—	500

Net cash (used in) provided by investing activities	$(2,255)	$103

Cash flows from financing activities:
Payments under equipment lease obligations	—	(19)
Excess tax benefit related to stock options	27	—
Proceeds from exercise of stock options	38	—

Net cash provided by (used in) financing activities	$65	$(19)

Effect of exchange rate changes on cash	(49)	(35)

Net (decrease) increase in cash and cash equivalents	(1,101)	618
Cash and cash equivalents at beginning of period	14,570	14,265

Cash and cash equivalents at end of period	$13,469	$14,883

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